Consolidated Balance Sheet
	As Previously		As Previously
	Reported	Restated	Reported	Restated
	Nine Months Ended	Nine Months Ended	Three Months Ended	Three Months Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2007	2007	2007
Property and equipments, net	$25,591,918	$26,333,187	$25,591,918	$26,333,187
Intangible assets, net	5,501,321	5,619,892	5,501,321	5,619,892
Retained (deficit) earnings unrestricted	$(181,966)	$634,882	$(181,966)	$634,882

Consolidated Statements of Operation
	As Previously		As Previously
	Reported	Restated	Reported	Restated
	Nine Months Ended	Nine Months Ended	Three Months Ended	Three Months Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2007	2007	2007
Cost of good solds	$(8,523,044)	$(8,154,541)	$(3,941,262)	$(3,818,427)
As included in General and administrative expenses
Depreciation expense	$(175,270)	$(175,270)	$38,986	$38,986
Amortization expense	(89,107)	(89,107)	(33,888)	(33,888)
Total operating expense	(12,982,279)	(12,982,279)	(1,987,877)	(1,987,877)
Operating income / (loss)	(5,709,028)	(5,340,525)	1,630,304	1,753,139
Income / (loss) before minority interest and income taxes	(6,112,568)	(5,744,065)	1,914,966	2,037,801
Net income / (loss)	(7,619,629)	(7,269,552)	862,240	978,930
Earnings / (loss) per share - basic	(0.08)	(0.08)	0.01	0.01
Earnings / (loss) per share - diluted	$(0.06)	$(0.06)	$0.01	$0.01

Consolidated Balance Sheet
	As Previously		As Previously
	Reported	Restated	Reported	Restated
	Nine Months Ended	Nine Months Ended	Three Months Ended	Three Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2006	2006	2006
Property and equipments, net	$11,307,075	$11,624,762	$11,307,075	$11,624,762
Intangible assets, net	1,529,450	1,580,266	1,529,450	1,580,266
Retained (deficit) earnings unrestricted	$8,736,316	$9,086,396	$8,736,316	$9,086,396

Consolidated Statements of Operation
	As Previously		As Previously
	Reported	Restated	Reported	Restated
	Nine Months Ended	Nine Months Ended	Three Months Ended	Three Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2006	2006	2006
Cost of good solds	$(7,399,471)	$(7,030,968)	$(2,936,583)	$(2,813,748)
As included in General and administrative expenses
Depreciation expense	$(50,553)	$(50,553)	$(21,180)	$(21,180)
Amortization expense	(76,390)	(76,390)	(20,321)	(20,321)
Total operating expense	(1,639,391)	(1,639,391)	227,162	227,162
Operating income / (loss)	3,326,561	3,695,064	2,017,374	2,140,209
Income / (loss) before minority interest and income taxes	3,206,453	3,574,956	1,975,399	2,098,234
Net income / (loss)	2,984,750	3,334,830	1,831,304	1,947,997
Earnings / (loss) per share - basic	0.04	0.05	0.03	0.03
Earnings / (loss) per share - diluted	$0.04	$0.05	$0.03	$0.03